Exhibit (23)(p)(1)(d)

                       FIRST PACIFIC MUTUAL FUND, INC.
                               CODE OF ETHICS
                                ATTACHMENT A
                         Effective:  July 27, 2000
                        Amended:  December 23, 2004



List of Access Persons
Andrea Chan - Wealth Manager
Clayton Chow - Director
Louis D'Avanzo - Portfolio Manager
Richard Hazell - Senior Wealth Manager
Beverly Henon - Senior Wealth Manager
Brian Ishihara - Wealth Manager
Lynden Keala - Director
Jean Lee - Secretary
Terrence Lee - President and CEO, Interested Director
Barry Magaoay - Senior Wealth Manager
Stuart Marlowe - Director
Charlotte Meyer - Assistant Treasurer
Ken Montpas - Senior Wealth Manager
Cory Nakamura - Wealth Manager
Karen Nakamura - Director
Kim Scoggins - Director
Nora Simpson - Treasurer and Chief Compliance Officer
Costas Theocharidis - Wealth Manager


List of Investment Personnel
Louis D'Avanzo - Portfolio Manager
Jean Lee - Secretary
Terrence Lee - President and CEO, Director
Charlotte Meyer - Assistant Treasurer
Nora Simpson - Treasurer and Compliance Officer


Review Officer
Nora  Simpson - Chief Compliance Officer

Alternate Review Officer
Terrence Lee - President and CEO, Interested Director